UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nemaura Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

46-5027260

(State of Incorporation

(I.R.S. Employer

or Organization)

Identification No.)

Charnwood Building, Holywell Park, Ashby Road,
Loughborough, Leicestershire E11 2PU

United Kingdom
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-194857

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1.

Description of Registrant's Securities to be Registered.

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities to be Registered” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-194857 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on March 28, 2014, as subsequently amended by any amendments to such Registration Statement and declared effective on August 12, 2014.  Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description are hereby incorporated by reference herein.

Item 2.

Exhibits.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	By-laws

* Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-194857) filed with the Securities and Exchange Commission and declared effective on August 12, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 12, 2014

NEMAURA MEDICAL, INC.

By:  /s/ Dewan F.H. Chowdhury

Name:  Dewan F. H. Chowdhury

Title:   Chief Executive Officer

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